EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-89801) and Form S-8 (File Nos. 33-86260 and 333-36072) of Hi-Rise Recycling Systems, Inc. of our report dated March 27, 2001, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
April 17, 2001